Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Southern Copper Corporation of our report dated April 5, 2005, except for note 19, as to which the date is August 11, 2005, relating to the financial statements of Southern Copper Corporation, which appears in such Registration Statement.

/S/ PricewaterhouseCoopers

Mexico, D.F., October 27, 2005